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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF STRATEGIX

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                                                         STATE OF
                SUBSIDIARY                             INCORPORATION
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
People Systems, Inc.                                    Florida
Office Specialists, Inc.                                Massachusetts
Training Delivery Services, Inc.                        California
MindSharp Learning Centers, Inc.                        Florida
HR Management Services, Inc.                            Michigan
Firstaff, Inc.                                          Minnesota
Staffing Resources, Inc.                                Washington
Matthews Professional Employment Specialists, Inc.      Illinois
TempsAmerica, Inc.                                      Delaware
CGS Services, Inc.                                      Connecticut
M&L Management Services, Inc.                           Michigan
AccuStaff LP-1, Inc.                                    Florida
Excel Temporary Services, L.P.                          Georgia
AccuStaff GP, Inc.                                      Florida
The Placers, Ltd.                                       Pennsylvania
PL Services, Inc.                                       Delaware
CHI Financial Services, Inc.                            Delaware
Contemporary Graphics Group, Inc.                       New York
EIM Associates, Inc.                                    Florida
The Richard Michael Group, Inc.                         Delaware
Century Temporary Services, Inc.                        Ohio
Dial A Temporary, Inc.                                  Delaware
Temps & Co. Services, Inc.                              Delaware
Temps & Co. Franchising Inc.                            Delaware
Temp Force, Inc.                                        New York
TempForce Co.                                           New York
CH Payroll Services, Inc.                               Delaware
Career Horizons Government Services, Inc.               New York
Staff-Additions, Inc.                                   North Carolina
Staffing Resources (SC) Inc.                            Delaware
CHI Services, Inc.                                      Delaware
Potomac Personnel Services, Inc.                        Delaware
The Original Tempo HealthPower, Inc.                    New York
Health Force, Inc.                                      New York
Healthforce Company                                     New York
Health Force Operating Corp.                            New York
Medi-Force, Inc.                                        New York
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